UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 6, 2008

(Date of earliest event reported)

TELKONET, INC.

 (Exact Name of Registrant as Specified in Its Charter)

Utah

 (State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876
(Address of Principal Executive Offices)

(240)-912-1800
(Registrant's Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On May 6, 2008, Telkonet executed a Promissory Note (the “Note”) in favor of Ralph W. Hooper (the “Note”) in the aggregate principal amount of Four Hundred Thousand Dollars ($400,000).  The Note is due and payable on the earlier to occur of (i) the closing of the Company’s next financing, or (ii) November 6, 2008.  In connection with the issuance of the Note, the Company and Mr. Hooper entered into a Warrant To Purchase Common Stock entitling Mr. Hooper to purchase 800,000 shares of Telkonet common stock at $0.60 per share.  These warrants expire five years from the date of issuance.  The net proceeds from the issuance of the Note will be used for general working capital needs.

The securities issued in the offering were sold pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and/or Rule 506 of Regulation D promulgated thereunder on the basis that the purchaser is an "accredited investor" as such term is defined in Rule 501 of Regulation D.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

4.1           Promissory Note
4.2           Warrant to Purchase Common Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: May 12, 2008	By:	/s/ Richard J. Leimbach
Richard J. Leimbach
Chief Financial Officer